Exhibit 10.26

THIRD AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) executed as of the 28th day of June, 2004, by and among ADDISON ENERGY INC., an Alberta, Canada corporation (the “Borrower”), BANK ONE, NA, CANADA BRANCH, a national banking association (“Bank One”), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Amendment) or which may from time to time become a party hereto pursuant to the provisions of Section 28 of the Third Amended and Restated Credit Agreement or any successor or assignee thereof (hereinafter collectively referred to as “Lenders”, and individually, “Lender”), Bank One, as Administrative Agent (“Agent”), BNP PARIBAS (CANADA), as Syndication Agent, THE BANK OF NOVA SCOTIA, as Co-Documentation Agent and THE TORONTO-DOMINION BANK, as Co-Documentation Agent.  Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in that certain Third Amended and Restated Credit Agreement dated as of January 27, 2004, by and among the Borrower, Agent and the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WITNESSETH:

WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement to (i) modify a financial covenant and the method for calculating the Borrower’s compliance with certain financial covenants and (ii) replace the Pricing Schedule; and Agent and the Lenders have agreed to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, Agent and the Lenders, hereby agree as follows:

SECTION 1.                            Amendment to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1                               Additional Definitions.  The following definition shall be and it hereby is added in alphabetical order to Section 1 of the Credit Agreement:

Combined Revolving Commitment means the sum of Dollar Equivalent of the Revolving Commitment plus the “Revolving Commitment” under and as defined in the U.S. Credit Agreement.

Combined Total Outstandings means the sum of the Dollar Equivalent of Total Outstandings plus “Total Outstandings” under and as defined in the U.S. Credit Agreement.

Net Working Capital means (i) all Consolidated Current Assets of the Company and its Subsidiaries (calculated without including the amount by which the Combined Revolving Commitment exceeds the Combined Total Outstandings as of such date) minus (ii) all Consolidated Current Liabilities of the Company and its Subsidiaries, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

Surplus Cash means the lesser of (i) cash and Cash Equivalents (as defined in the U. S. Credit Agreement) of the Company and its Subsidiaries, on a consolidated basis, and (ii) the amount by which the Company’s Net Working Capital exceeds zero.

1.2                               Amended Definitions.  The following definition in Section 1 of the Credit Agreement shall be and it hereby is amended in its entirety as follows:

Consolidated Current Assets means, as of any date of determination, the total of the consolidated current assets of the Company determined in accordance with GAAP as of such date, plus, the amount by which the Combined Revolving Commitment exceeds the Combined Total Outstandings as of such date, less any amount required to be included in Consolidated Current Assets as a result of the application of FASB Statement 133 as of such date.

Consolidated Funded Debt means, as of any date, without duplication and with respect to any Person, the sum of (x) (i) all obligations for borrowed money or for the purchase price of property, (ii) all obligations evidenced by bonds, debentures, notes, bankers’ acceptances or other similar instruments, (iii) all other indebtedness (including obligations under Capital Leases, other than usual and customary oil and gas leases) on which interest charges are customarily paid or accrued, (iv) all guarantees of indebtedness, including reimbursement obligations with respect to letters of credit, (v) the unfunded or unreimbursed portion of all letters of credit, (vi) any indebtedness or other obligation secured by a Lien on assets, whether or not assumed, and (vii) all liability as a general partner of a partnership for obligations of that partnership of the nature described in (i) through (vi) preceding, minus, for purposes of calculating compliance with Sections 13(c) and 13(e) only, (y) Surplus Cash.

1.3                               Amended Debt Coverage Ratio.  Section 13(c) of the Credit Agreement shall be and it hereby is amended in its entirety as follows:

Debt Coverage Ratio.  Borrower will not allow the ratio of the Company’s Consolidated Funded Debt (i) as of the last day of any fiscal quarter ending on or before March 31, 2005, to the Company’s Consolidated EBITDA for the trailing four fiscal quarter period ending on such date to be greater than 4.35 to 1.00 and (ii) as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2005, to the Company’s Consolidated EBITDA for the trailing four fiscal quarter period ending on such date to be greater than 4.00 to 1.00; provided that, in the event any such period includes the date or dates on which one or more Acquisitions occurred, the Company’s Consolidated EBITDA shall be adjusted to give effect, on a pro forma basis, to such Acquisitions as if such Acquisitions occurred at the beginning of such period.

1.4                               Amended Pricing Schedule.  The Pricing Schedule shall be amended in its entirety by replacing such Pricing Schedule with the Pricing Schedule attached hereto.

SECTION 2.                            Reaffirmation of Representations and Warranties.  Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full.  The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants.  Except to the extent its provisions are specifically amended, modified or superseded by this Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower, the Agent and the Lenders.

SECTION 3.                            Conditions.  The amendment to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1                               Execution and Delivery.  The Borrower shall have executed and delivered this Amendment, and other required documents, all in form and substance satisfactory to the Agent.

3.2                               Amendment of Other Agreements.  The Agent shall have received a fully-executed copy of the amendment to the U.S. Credit Agreement in the form attached hereto as Exhibit “A”.

3.3                               Representations and Warranties.  The representations and warranties of the Borrower under this Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date).

3.4                               No Event of Default.  No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

3.5                               Other Documents.  The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent.

3.6                               Legal Matters Satisfactory.  All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of the Borrower.

SECTION 4.                            Miscellaneous.

4.1                               Additional Representations and Warranties.  The Borrower hereby represents and warrants that all factual information, if any, heretofore and contemporaneously furnished by or on behalf of the Borrower to Agent for purposes of or in connection with this Amendment does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading.  Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrower made under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given.  Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by Agent or the Lenders.

4.2                               Indemnification.  The Borrower agrees to indemnify and hold harmless Agent and the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to Agent or the Lenders, including all local counsel hired by such counsel) (“Claim”) incurred by Agent or the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party’s ordinary negligence.  The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Amendment, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes, provided that the Borrower shall have no obligation under this section to the Lenders with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lenders.  If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure).  The Indemnified Party shall have the right to employ, at the Borrower’s expense, counsel of the Indemnified Parties’ choosing and to control the defense of the Claim.  The Borrower may at its own expense also participate in the defense of any Claim.  Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party.  The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of strict liability imposed or threatened to be imposed on any Indemnified Party as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim, but not from any portion of such Claim arising from the gross negligence or willful misconduct of any Indemnified Party.

4.3                               Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  However, this Amendment shall bind no party until the Borrower, Agent and Lenders have executed a counterpart.  Facsimiles shall be effective as originals.

4.4                               WRITTEN CREDIT AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

4.5                               No Impairment.  The Borrower acknowledges and agrees that the renewal, extension and amendment of the Credit Agreement shall not be considered a novation of account or new contract but that all existing rights, titles, powers, and estates in favor of Agent and the Lenders constitute valid and existing obligations in favor of Agent and the Lenders.  The Borrower confirms and agrees that (a) neither the execution of this Amendment nor any other Loan Document nor the consummation of the transactions described herein and therein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Third Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER:

ADDISON ENERGY INC.

By:	/s/ J. DOUGLAS RAMSEY
Name:	J. Douglas Ramsey
Title:	Vice President and Chief Financial Officer

LENDERS:

BANK ONE, NA, CANADA BRANCH
as a Lender and as Administrative Agent

By:	/s/ TOM K. MARTIN
Name:	Tom K. Martin
Title:	Associate Director

BNP PARIBAS (CANADA)
as a Lender and as Syndication Agent

By:	/s/ EDWARD PAK
Name:	Edward Pak
Title:	Assistant Vice President

By:	/s/ CHARLES RITCHIE
Name:	Charles Ritchie
Title:	Vice President

COMERICA BANK, CANADA BRANCH
as a Lender

By:	/s/ ROBERT C. ROSEN
Name:	Robert C. Rosen
Title:	Vice President

THE BANK OF NOVA SCOTIA
as a Lender and as a Co-Documentation Agent

By:	/s/ BRIAN WILLIAMSON
Name:	Brian Williamson
Title:	Director

JPMORGAN CHASE BANK,
TORONTO BRANCH
as a Lender

By:	/s/ DREW MCDONALD
Name:	Drew McDonald
Title:	Vice President

THE TORONTO-DOMINION BANK
as a Lender and as a Co-Documentation Agent

By:	/s/ PARIN KANJI
Name:	Parin Kanji
Title:	Assistant Manager – Corporate Credit

UNION BANK OF CALIFORNIA
CANADA BRANCH
as a Lender

By:	/s/ DUSTIN GASPARI
Name:	Dustin Gaspari
Title:	Vice President

By:	/s/ JAMES CHEPYHA
Name:	James Chepyha
Title:	Vice President

CREDIT SUISSE FIRST BOSTON
TORONTO BRANCH
as a Lender

By:	/s/ ALAIN DAOUST
Name:	Alain Daoust
Title:	Director

By:	/s/ PETER CHAUVIN
Name:	Peter Chauvin
Title:	Vice President

BANK OF AMERICA N.A.,
CANADA BRANCH
by its Canada branch
as a Lender

By:	/s/ MEDINA SALES DE ANDRADE
Name:	Medina Sales de Andrade
Title:	Assistant Vice President

EXHIBIT A

THIRD AMENDMENT TO U.S. CREDIT AGREEMENT

PRICING SCHEDULE

APPLICABLE MARGIN

Borrowing Base Usage	Applicable Margin for Prime Rate Loans	Applicable Margin for BA Rate Loans	Applicable Margin for Unused Commitment Fee
Greater than or equal to 90%	1.00%	2.00%	.50%
Greater than or equal to 75% and less than 90%	.75%	1.75%	.50%
Greater than or equal to 50% and less than 75%	.50%	1.50%	.375%
Less than 50%	.25%	1.25%	.25%